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                                                                      EXHIBIT 21


                                        SUBSIDIARIES OF RAMSAY HEALTH CARE, INC.


Americare of Galax, Inc.
Atlantic Treatment Center, Inc.
Behavioral Medicine Services of West Virginia, Inc.
Bethany Psychiatric Hospital, Inc.
Bountiful Psychiatric Hospital, Inc.
Carolina Treatment Center, Inc.
Cumberland Mental Health, Inc.
East Carolina Psychiatric Services Corporation
Flagstaff Psychiatric Hospital, Inc.
FPM Behavioral Health, Inc.
FPM/Hawaii, Inc.
Florida Psychiatric Management, Inc.
Florida Psychiatric Associates of South Florida, Inc.
Florida Psychiatric Associates, Inc.
Great Plans Hospital, Inc.
Greenbrier Hospital, Inc.
Gulf Coast Treatment Center, Inc.
Havenwyck Hospital, Inc.
H.C. Corporation
Health Group of Las Cruces, Inc.
Houma Psychiatric Hospital, Inc.






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HSA Hill Crest Corporation
HSA Lynnhaven, Inc.
HSA Medical Offices of Mesa, Inc.
HSA of Oklahoma, Inc.
Integrated Behavioral Services, Inc.
Life Centers of Michigan, Inc.
Mainstream, Inc.
Manhattan Psychiatric Hospital, Inc.
Meadowlake/Western Alliance, LLC
Mesa Psychiatric Hospital, Inc.
Michigan Psychiatric Services, Inc.
Psychiatric Institute of West Virginia, Inc.
PsychOptions, Inc.
Ramsay Arizona Health Management Services, Inc.
Ramsay Chicago, Inc.
Ramsay HDI, Inc.
Ramsay Louisiana, Inc.
Ramsay Management Services of West Virginia, Inc.
Ramsay New Orleans, Inc.
Ramsay Nevada, Inc.
Ramsay Nursing Home Services, Inc.
Ramsay Research & Education Institute, Inc.





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RHCI Concord, Inc.
RHCI San Antonio, Inc.
Rural Health Care Centers of America
The Haven Hospital, Inc.
Transitional Care Ventures, Inc.
Transitional Care Ventures (Arizona), Inc.
Transitional Care Ventures (Florida), Inc.
Transitional Care Ventures (North Texas), Inc.
Transitional Care Ventures (South Carolina), Inc.
Transitional Care Ventures (Texas), Inc.





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